As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

McCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-1193199
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

720 SW Washington Street, Suite 550
Portland, Oregon	97205
(Address of Principal	(Zip Code)
Executive Offices)

McCormick & Schmick’s Seafood Restaurants, Inc.

2004 Stock Incentive Plan

(Full title of plan)

Emanuel N. Hilario

Chief Financial Officer

McCormick & Schmick’s Seafood Restaurants, Inc.

720 SW Washington Street, Suite 550

Portland, Oregon  97205

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (503) 226-3440

Copy to:

Robert J. Moorman

James M. Kearney

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600

Portland, Oregon 97204-1268

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, $0.001 par value	1,500,000 Shares	$16.16	$24,240,000	$2,854

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.  The calculation of the registration fee for the shares is based on the average of the high and low prices of the Common Stock on July 7, 2005 as reported by Nasdaq on www.nasdaq.com for Nasdaq National Market issues.

(2)           This filing fee is offset, pursuant to Rule 457(p) under the Securities Act of 1933, against a portion of the $23,312.80 filing fee associated with the registration of shares of common stock under the registration statement on Form S-1 filed by the Registrant on April 29, 2004, as amended (Registration No. 333-114977).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The following documents filed by McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated herein by reference:

(a)           The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the last fiscal year covered by the annual report or prospectus referred to in (a) above.

(c)           The description of the authorized capital stock of the Company contained in the Company’s registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Company has broad powers to indemnify directors and officers against liabilities they may incur in these capacities under the Delaware General Corporation Law (the “DGCL”), the Company’s Certificate of Incorporation and the Company’s Bylaws.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article IV of our Certificate of Incorporation provides that a director shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not, however, eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal, or obtaining an improper personal benefit.

In addition, Article V of our Certificate of Incorporation provides that the Company must indemnify any current or former director, executive officer or other officer designated by the Company’s board of directors who is made, or threatened to be made, a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of

1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.  The Company must pay for or reimburse the reasonable expenses incurred by any such current or former director, executive officer or other designated officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing:

•      the person’s good faith belief that the person is entitled to indemnification under Article V; and

•      the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this article.

“Executive officer” includes the chief executive office, chief financial officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other officer who performs a policy making function.

Our Bylaws also contain provisions indemnifying the directors, executive officers and other officers designated by the Company’s board of directors to the fullest extent not prohibited by the DGCL. The Company is not obligated to indemnify a person in a suit initiated by that person unless the proceeding was authorized by the board of directors or unless the action is brought to enforce indemnification rights.  The Company also has the power to indemnify any of its other officers, employees or other agents as set forth in the DGCL.

Under our Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. No advance must be made, however, if a majority of the directors who are not parties to the proceeding (or a committee designated by a majority of these directors), or an independent legal counsel, determines that the facts demonstrate clearly and convincingly that the person acted in bad faith or in a manner the person did not believe to be in or not opposed to the best interests of the Company.

 The Company may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

4.1           Certificate of Incorporation of the Company, as amended.  Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333-114977.

4.2           Bylaws of the Company, as amended.  Incorporated by reference to Exhibits 3.2 and 3.2a to the Company’s Registration Statement on Form S-1, File No. 333-114977.

5.1           Opinion of Counsel.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Counsel (included in Exhibit 5.1).

24.1         Power of Attorney.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on July 13, 2005.

McCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

By	/S/ EMANUEL N. HILARIO
Emanuel N. Hilario
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 13, 2005.

Signature	Title

(1) Principal Executive Officer:

/S/ SAED MOHSENI	Chief Executive Officer
Saed Mohseni	and Director

(2) Principal Financial and
Accounting Officer:

/S/ EMANUEL N. HILARIO	Chief Financial Officer
Emanuel N. Hilario

(3) Directors:

/S/ DOUGLAS L. SCHMICK*	President and Director
Douglas L. Schmick

/S/ J. RICE EDMONDS*	Director
J. Rice Edmonds

/S/ DAVID B. PITTAWAY*	Director
David B. Pittaway

/S/ HAROLD O. ROSSER*	Director
Harold O. Rosser

/S/ FORTUNATO N. VALENTI*		Director
Fortunato N. Valenti

/S/ JUSTIN WENDER*		Director
Justin Wender

/S/ ELLIOTT H. JURGENSEN, JR.*		Director
Elliott H. Jurgensen, Jr.

/S/ LEE M. COHN*		Director
Lee M. Cohn

*By	/S/ EMANUEL N. HILARIO
Emanuel N. Hilario
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Document Description

4.1	Certificate of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333-114977.

4.2	Bylaws of the Company, as amended. Incorporated by reference to Exhibits 3.2 and 3.2a to the Company’s Registration Statement on Form S-1, File No. 333-114977.

5.1	Opinion of Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.